UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 21, 2008

ORBCOMM Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33118	41-2118289

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2115 Linwood Avenue, Suite 100 Fort Lee, New Jersey 07024

(Address of principal executive offices) (Zip code)

(201) 363-4900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 21, 2008, the Company’s Board of Directors elected, effective March 24, 2008, Timothy Kelleher to the Board of Directors as a Class II director, filling the vacancy created by the expansion of the size of the Board of Directors to eight members, to serve until the Company’s 2008 Annual Meeting of Shareholders or until his successor is elected and qualified. Mr. Kelleher was also appointed as a member of the Company’s Compensation Committee. Mr. Kelleher, age 45, is a Managing Member of PCG Capital Partners Advisors II LLC (investment management firm), focusing on providing growth capital to established companies, and was previously a Managing Director of Pacific Corporate Group, which he joined in 2002. He previously served as a member of the Company’s Board of Directors from December 2005 to June 2007 and as Chairman of the Compensation Committee from October 2006 to June 2007. In connection with his service as a director of the Company, Mr. Kelleher has also entered into an Indemnification Agreement with the Company substantially identical to the Indemnification Agreements entered into with the Company’s other directors and executive officers described in the Company’s Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBCOMM Inc.
By:	/s/ Christian Le Brun

	Name: Title:	Christian Le Brun Senior Vice President, General Counsel and Secretary

Date:  March  27, 2008

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